                                                                     EXHIBIT 21

                                   XICOR, INC.

                             LIST OF SUBSIDIARIES(1)

                                                          STATE OR
                                                     OTHER JURISDICTION
     NAME                                             OF INCORPORATION
     ----                                            -------------------
Xicor GmbH                                               Germany
Xicor Hong Kong Limited                                  Hong Kong
Xicor Japan K.K.                                         Japan
Xicor Korea, Ltd.                                        Korea
Xicor Limited                                            United Kingdom
Xicor, Inc. International Holding Company                Delaware

(1)   All subsidiaries are wholly-owned.